Exhibit 99.3

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	February 23, 2010

DYCOM INDUSTRIES, INC. ANNOUNCES AUTHORIZATION
OF STOCK REPURCHASE PROGRAM

Palm Beach Gardens, Florida, February 23, 2010--Dycom Industries, Inc. (NYSE: DY) announced today that its Board of Directors has authorized the repurchase of up to $20 million of Dycom common stock to be made over the next eighteen (18) months in open market or private transactions.  This repurchase program replaces the Company’s existing program, scheduled to expire on February 28, 2010, under which there was a remaining authorization of $16.9 million.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.

This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.